EXHIBIT 23H(1)
                  AMENDED OPERATING SERVICES AGREEMENT BETWEEN
                  REGISTRANT AND TRANSNATIONS INVESTMENTS, LLC

                      AMENDED OPERATING SERVICES AGREEMENT

                               AMIDEX FUNDS, INC.

THIS AGREEMENT is made and entered into as of the 1st day of May, 1999 and amended as of July 1, 2000, by and between Amidex Funds, Inc., a Maryland corporation (the "Fund"), and TransNations Investments, LLC, a Delaware limited liability company (hereinafter referred to as "Manager").

WHEREAS, the Fund is a diversified, open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act"), and authorized to issue shares representing interests in and unlimited number of series of shares of the Fund (each a "Portfolio" and together, the "Portfolios"); and

WHEREAS, the Fund currently offers the Portfolios listed on Appendix A, attached hereto and incorporated herein by reference, which Appendix A may be changed from time to time by the mutual agreement of all Parties to this Agreement; and

WHEREAS, Manager is registered as an investment advisor under the Investment Advisors Act of 1940, and engages in the business of asset management and the provision of certain other administrative and record keeping services in connection therewith; and

WHEREAS, the Fund wishes to engage Manager to provide, or arrange for the provision of, certain operational services which are necessary for the day-to-day operations of the Portfolio listed on Appendix A in the manner and on the terms and conditions hereinafter set forth, and Manager wishes to accept such engagement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Fund and Manager agree as follows:

1.   OBLIGATIONS OF MANAGER

(A) SERVICES. The Fund hereby retains Manager to provide, or, upon receipt of written approval of the Fund, arrange for other companies to provide, the following services to each Portfolio in the manner and to the extent that such services are reasonably necessary for the operation of each Portfolio (collectively, the "Services"):

     (1) accounting services and functions, including costs and expenses of any independent public accountants;

     (2) non-litigation related legal and compliance services, including the expenses of maintaining registration and qualification of the Fund and the Portfolio under federal, state and any other applicable laws and regulations;

     (3) dividend disbursing agent, dividend reinvestment agent, transfer agent, and registrar services and functions (including answering inquiries related to shareholder Portfolio accounts);

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     (4)  custodian and depository services and functions;

     (5)  distribution, marketing, and/or underwriting services;

     (6)  independent pricing services;

     (7) preparation of reports describing the operations of each Portfolio, including the costs of providing such reports to broker-dealers, financial institutions and other organizations which render services and assistance in connection with the distribution of shares of each Portfolio;

     (8) sub-accounting and recordkeeping services and functions (other than those books and records required to be maintained by Manager under the Investment Advisory Agreement between the Fund and Manager dated May 1, 1999, as amended on July 1, 2000), including maintenance of shareholder records and shareholder information concerning the status of their Portfolio accounts by investment advisors, broker-dealers, financial institutions, and other organizations on behalf of Manager;

     (9) shareholder and board of directors communication services, including the costs of preparing, printing and distributing notices of shareholders' meetings, proxy statements, prospectuses, statements of additional information, Portfolio reports, and other communications to the Fund's Portfolio shareholders, as well as all expenses of shareholders' and board of directors' meetings, including the compensation and reimbursable expenses of the directors of the Fund;

     (10) other day-to-day administrative services, including the costs of designing, printing, and issuing certificates representing shares of each Portfolio, and premiums for the fidelity bond maintained by the Fund pursuant to Section 17(g) of the Act and rules promulgated thereunder (except for such premiums as may be allocated to third parties, as insureds thereunder).

(B) EXCLUSIONS FROM SERVICE. Notwithstanding the provisions of Paragraph 1(a) above, the Services shall not include, and Manager will not be responsible for, any of the following:

     (1) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Fund or any Portfolio in connection with securities transactions to which the Fund or the Portfolio is a party or in connection with securities owned by the Fund or any Portfolio;

     (2) the interest on indebtedness, if any, incurred by the Fund or any Portfolio;

     (3) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Fund or any Portfolio to federal, state, county, city, or other governmental agents;

     (4)  the  expenses,   including  fees  and  disbursements  of  counsel,  in
          connection  with  litigation by or against the Fund or any  Portfolio;
          and

     (5)  any other extraordinary expense of the Fund or any Portfolio.

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(C)  BOOKS AND RECORDS. All books and records prepared and maintained by Manager for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, Manager shall surrender to the Fund such of the books and records so requested.

(D) STAFF AND FACILITIES. Manager assumes and shall pay for maintaining the staff, personnel, space, equipment and facilities necessary to perform its obligations under this Agreement.

2.   OBLIGATIONS OF THE FUND

(A) FEE. The Fund will pay to Manager on the last day of each month, at an annual rate, computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Fund's procedure for calculating Portfolio net asset value as described in the Fund's Prospectus and/or Statement of Additional Information, the fees for each Portfolio as set forth on Appendix B to this Agreement, as such Appendix B may be changed from time to time by mutual agreement of the parties. During any period when the determination of a Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 2(a), be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

(B) INFORMATION. The Fund will, from time to time, furnish or otherwise make available to Manager such information relating to the business and affairs of the Portfolio as Manager may reasonably require in order to discharge its duties and obligations hereunder.

3.   TERM.

     This Agreement shall remain in effect until April 30, 2001, and from year to year thereafter provided such continuance is approved at least annually by

     (1)  the vote of a majority of the Board of Directors of the Fund or

     (2) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940) of the Fund's outstanding securities,

     (3) provided that in either event the continuance is also approved by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval;

     provided, however, that;

     (a) the Fund, at any time and without the payment of any penalty may terminate this Agreement upon 120 days written notice to Manager;

     (b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and

     (c) Manager may terminate this Agreement without payment of penalty on 120 days written notice to the Fund.

4.   NOTICES.

Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

     If to the Fund:                     If to the Adviser:
     ---------------                     ------------------

     Amidex Funds, Inc                   TransNations Investments, LLC
     26 Broadway, Suite 741              26 Broadway, Suite 741
     New York, New York  10004           New York, New York  10004
     Mr. Clifford A. Goldstein           Mr. Clifford A. Goldstein
     President                           President

5.   MISCELLANEOUS

(A) PERFORMANCE REVIEW. Manager will permit representatives of the Fund, including the Fund's independent auditors, to have reasonable access to the personnel and records of Manager in order to enable such representatives to monitor the quality of services being provided and the level of fees due Manager pursuant to this Agreement. In addition, Manager shall promptly deliver to the board of directors of the Fund such information as may reasonably be requested from time to time to permit the board of directors to make an informed determination regarding continuation of this Agreement and the payments contemplated to be made hereunder.

(B) CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the Act. To the extent the applicable law of the State of Maryland or any of the provisions herein conflict with the applicable provisions of the Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

AMIDEX FUNDS, INC.                      TRANSNATIONS INVESTMENTS, LLC


______________________________          ______________________________
BY: CLIFFORD A. GOLDSTEIN               BY: CLIFFORD A. GOLDSTEIN
President                               President

ATTEST:                                 ATTEST:


By: __________________________          By: __________________________
Secretary                               Secretary

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                                   Appendix A

                               AMIDEX Funds, Inc.

                             Portfolios of the Fund

THE FOLLOWING PORTFOLIOS AND CLASSES OF SHARES ARE OFFERED BY THE TRUST AND SUBJECT TO THIS AGREEMENT:

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                                  Class A     Class B    Class C   No-Load
Name of Portfolio                 Shares      Shares     Shares    Shares
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AMIDEX 35 MUTUAL FUND                  X          X          X           X
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ISDAQ MUTUAL FUND                      X          X          X           X
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                                   Appendix B

                               AMIDEX Funds, Inc.
                              Compensation Schedule

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                                        Annual Fee Rate, as percentage
                                        of average daily net assets
Name of Portfolio
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AMIDEX 35 MUTUAL FUND                                1.70%
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ISDAQ MUTUAL FUND                                    1.70%
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